August 13, 1999


Indiana Gas Company, Inc.
1630 North Meridian Street
Indianapolis, IN 46202


Re:      Registration Statement No. 333-82111 on Form S-3


Dear Gentlemen:

         You have requested our opinion in connection with the Registration Statement No. 333-82111 on Form S-3 (the "Registration Statement") of Indiana Gas Company, Inc., an Indiana corporation (the "Corporation"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale by the Corporation of up to $100,000,000 of debt securities (the "Debt Securities") to be issued and sold under the provisions of the Indenture between the Corporation and U.S. Bank Trust National Association, formerly known as First Trust National Association, which was formerly known as Bank of America Illinois, which was formerly known as Continental Bank, National Association, dated as of February 1, 1991, as supplemented and amended and to be supplemented and amended for the purpose of creating the series of Debt Securities. We have examined such records, certificates and other documents and have made such investigation of law as we have deemed necessary in the circumstances.

         Based on that examination and investigation, it is our opinion that when the Debt Securities have been issued and sold and the purchase price thereof has been paid in accordance with the transactions described in the Registration Statement and the corporate authorization therefor, and the Debt Securities shall have been duly executed, authenticated and delivered in accordance with the Indenture, and delivered against payment therefore, the Debt Securities will be legal, valid and binding obligations of the Corporation.

         This opinion letter is limited to current Federal laws of the United States and the current internal laws of the State of Indiana (without giving effect to any conflict of law principles thereof) and we have not considered, and express no opinion on, the laws of any other jurisdiction.

         We consent to the incorporation by reference of this legal opinion in the above-captioned Registration Statement.

                                                  Very truly yours,

                                                  BARNES & THORNBURG

                                                  /s/ BARNES & THORNBURG